UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 1, 2010
(Date of earliest event reported)

THOMAS & BETTS CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

1-4682	22-1326940
(Commission File Number)	(IRS Employer Identification No.)

8155 T&B Boulevard Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

(901) 252-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) – Material amendment to a compensatory contract

At its January 2010 meeting, the Compensation Committee approved a new performance share design under the 2008 Stock Incentive Plan for the Company’s executives and certain key management.  At the December 2010 meeting, awards were made pursuant to the new performance share design.  The awards, made in the form of performance based restricted stock units, are payable in shares of the Company’s Common Stock upon certification of attainment of prescribed performance thresholds over a three year period.  The awards are evidenced by an agreement between the Company and the Grantee entitled the Thomas & Betts Corporation 2008 Stock Incentive Plan Performance Stock Unit Agreement. The form agreement is attached hereto as exhibit 10.1 and incorporated herein by reference.

The awards will vest at the end of a three year Performance Period beginning on January 1 of the year following the grant and ending three years thereafter on December 31.  The performance measure is the Company’s Total Shareholder Return with dividends reinvested (“TSR”) during the Performance Period as compared to the TSR for the companies in Standard & Poor’s Midcap 400 Composite Index (“Midcap 400”).  The Payout Percentage based on the performance measure ranges from zero percent if the Company’s TSR is below the 35th percentile to 200 percent if the Company’s TSR is in the 80th percentile or higher; target payout at the 50th percentile is 100 percent.  The Grant Agreement describes payment provisions in the event of other events such as death, disability or change in control.

Item 7.01  Regulation FD Disclosure

On December 2, 2010, while presenting at the Gabelli & Company 3rd Annual Best Ideas Conference, Thomas & Betts management presented a preliminary 2011 Outlook for the Company, including an initial estimate of sales and earnings per share growth.  Dominic J. Pileggi, Chairman and Chief Executive Officer, said the Company expects year-over-year sales growth in the mid to high single-digits percentage range, and diluted earnings per share growth in the high teens/low 20s percent range.

A copy of the company’s presentation slides and the transcript prepared by Thomson Financial from the Company’s presentation can be found on the Investor Relations section of the Company’s website, www.tnb.com.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

	10.1	Thomas & Betts Corporation 2008 Stock Incentive Plan Performance Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation
(Registrant)

By: /s/ W. David Smith, Jr.
W. David Smith, Jr.
Assistant General Counsel and
Assistant Secretary

Date:	December 2, 2010

Exhibit Index

Exhibit No.	Description

10.1	Thomas & Betts Corporation 2008 Stock Incentive Plan Performance Stock Unit Agreement.